Exhibit 23.1









               Consent of Independent Certified Public Accountants
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We have issued our report dated January 19, 2004 accompanying the consolidated financial statements of National Penn Bancshares, Inc. and its subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders and included in Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
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Philadelphia, Pennsylvania
June 23, 2004